UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

Nanometrics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 545-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 13, 2013, Nanometrics Incorporated notified The NASDAQ Stock Market LLC (“Nasdaq”) of the inadvertent noncompliance with Nasdaq Listing Rule 5605(c)(2)(A) during the time period from June 4, 2012, to August 3, 2012. During this time period, two children of a member of the Nanometrics Audit Committee were employed by Nanometrics in its Bend, Oregon, office as summer engineering interns, and received compensation at the minimum wage (which collective compensation was less than $6,200). As a result the member of the Audit Committee did not meet the independence criteria for membership on the Audit Committee, resulting in such noncompliance. Prior to June 4, and since August 3, 2013, this member has met the independence criteria set forth in the rule, and Nanometrics has been in compliance with Nasdaq Listing Rule 5605(c)(2)(A) at all times since that time. Nanometrics is reviewing its procedures to ensure that noncompliance does not occur again.

On February 19, 2013, Nanometrics received a letter from Nasdaq confirming receipt of Nanometrics’ letter of February 13, 2013, and stating that it had determined that Nanometrics had not been in compliance with Nasdaq Listing Rule 5605(c)(2)(A)(ii) during the time period from June 4, 2012, to August 3, 2012, for the reasons cited above, and that Nanometrics had regained compliance with the rule. The Nasdaq letter further stated that subject to Nanometrics announcing the receipt of the Nasdaq letter (which is accomplished by the filing of this Form 8-K), this matter is now closed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to authorization by its Board of Directors, on February 20, 2013, Nanometrics entered into indemnification agreements with each of its directors, and Dr. Timothy J. Stultz, its President and Chief Executive officer, Bruce A. Crawford, its Chief Operating Officer, Ronald W. Kisling, its Chief Financial Officer, and Nancy E. Egan, its General Counsel. The form of Indemnification Agreement is attached hereto as Exhibit 10.1.

Each Indemnification Agreement provides that, subject to certain exclusions, Nanometrics shall indemnify the applicable executive officer or director to the fullest extent permitted by law, including any greater indemnification that is afforded by a subsequent change in applicable law. The Indemnification Agreement also provides, among other things, for advancement of expenses and independent or disinterested determinations as to whether the standard for indemnification under the Indemnification Agreement has been met, and governs other procedural matters related to indemnification. The rights afforded to the indemnified persons under the Indemnification Agreements are not exclusive of other rights of indemnification such persons may enjoy under Nanometrics’ bylaws. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the copy of the form of such agreements attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Indemnity Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOMETRICS INCORPORATED

Dated: February 20, 2013	By:	/s/ Ronald W. Kisling
Ronald W. Kisling
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnity Agreement